UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of Earliest Event Reported): July 26, 2016
RESONANT INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-36467	45-4320930
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

110 Castilian Drive, Suite 100
Goleta, California	93117
(Address of Principal Executive Offices)	(Zip Code)

(805) 308-9803
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c)) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.
The disclosures under Item 5.02 are incorporated herein by reference to the extent required.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Resignation of Chief Financial Officer and Secretary
Effective as of July 26, 2016, John Philpott resigned both as Chief Financial Officer (our principal financial and accounting officer) and Secretary of Resonant Inc. In connection with his resignation, we entered into a separation agreement with Mr. Philpott pursuant to which, in consideration of his general release of claims, we agreed to provide Mr. Philpott with the following severance benefits:

•	payment of $225,000, representing twelve months of base salary, payable in two equal installments on or around August 5, 2016 and September 30, 2016;

•
reimbursement of up to $3,220 per month for premiums for continuation coverage for health, dental and vision insurance for Mr. Philpott and his eligible dependents for a period of 12 months or such earlier date when he enrolls for similar coverage with a subsequent employer;

•
acceleration of vesting of a portion of Mr. Philpott’s restricted stock units (for 6,611 shares) and stock options (for 26,876 shares), and extension of the time Mr. Philpott has to exercise his vested stock options until June 30, 2017; and

•
if we award equity performance bonuses to other management employees for fiscal year 2016, Mr. Philpott will receive the equity performance bonus he would have received if employed at December 31, 2016, pro-rated based on the portion of fiscal year 2016 Mr. Philpott served as an employee of Resonant.

Appointment of Principal Financial and Accounting Officer
Upon Mr. Philpott’s resignation, Terry Lingren, our Chief Executive Officer, was designated as our principal financial and accounting officer, and will serve in that capacity until immediately following the date we file our Quarterly Report on Form 10-Q for the quarter ended June 30, 2016.
On July 26, 2016, we entered into an agreement with Bridgepoint Consulting LLC to provide the accounting, financial and related services of Ross Goolsby. Mr. Goolsby also will serve as our principal financial and accounting officer, with the title Interim Chief Financial Officer, commencing immediately following the date we file our Quarterly Report on Form 10-Q for the quarter ended June 30, 2016 and continuing until we appoint a permanent successor to Mr. Philpott. We have agreed to pay Bridgepoint Consulting an hourly fee of $205 for the services of Mr. Goolsby.
Ross Goolsby, age 49, has served as a CFO Consultant with Bridgepoint Consulting since February 2015. Mr. Goolsby has extensive experience in capital markets, including with respect to venture capital and equity capital transactions. He also has extensive experience with initial public offerings, international expansion, mergers and acquisitions, planning and forecasting, treasury and cash management, investor relations, internal controls, information systems, and SEC compliance and reporting. Prior to joining Bridgepoint Consulting, Mr. Goolsby served as a principal of Evolve Business Consulting from May 2013 to January 2015. Prior to Evolve Business Consulting, he was the chief financial officer of several technology companies, including Calxeda from to June 2011 to April 2013, HealthTronics, and SigmaTel. He is a graduate of the University of Houston.
There are no understandings or arrangements between Mr. Goolsby and any other person pursuant to which Mr. Goolsby was selected as Interim Chief Financial Officer, other than the agreement with Bridgepoint Consulting referenced herein. Mr. Goolsby does not have any family relationship with any director, executive officer or person nominated or chosen by our Board of Directors to become an executive officer.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 29, 2016	Resonant Inc.

By:	/s/ Terry Lingren
Terry Lingren
Chief Executive Officer

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